Hartford Funds Master Fund N-SAR

SUB-ITEM 77I: Terms of new or amended securities

On February 24, 2017, the Registrant registered shares for the Global Impact Master Portfolio. The terms of the shares are described in the Registrant's initial Registration Statement on Form N-1A as filed with the SEC via EDGAR on February 24, 2017 (SEC Accession No. 0001104659-17-011576) and incorporated herein by reference.



204780295_1 LAW
204780295_1 LAW